As filed with the Securities and Exchange Commission on
                         September 4, 1996.
                     Registration No. __________

                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549
                      ________________________
                              FORM S-8
                       REGISTRATION STATEMENT
                                UNDER
                     THE SECURITIES ACT OF 1933

               COLOROCS INFORMATION TECHNOLOGIES, INC.
       (Exact name of registrant as specified in its charter)

          Georgia                                    58-01482573
(State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)                Identification Number)

                  5600 Oakbrook Parkway, Suite 240
                       Norcross, Georgia 30093
                           (770) 447-3570
   (Address, including zip code, and telephone number of principal executive offices)

        COLOROCS CORPORATION 1994 EMPLOYEE STOCK OPTION PLAN COLOROCS CORPORATION 1994 DIRECTOR STOCK OPTION PLAN
           101,500 EMPLOYEE OPTIONS GRANTED TO ALAN McKEON 48,077 EMPLOYEE OPTIONS GRANTED TO GUY MARIANDE
                      (Full title of the plans)

        Rudolph P. Russo                          Copy to:
COLOROCS INFORMATION TECHNOLOGIES, INC.
   5600 Oakbrook Parkway, Suite 240           M. Hill Jeffries
       Norcross, Georgia 30093                  ALSTON & BIRD
          (770) 447-3570              1201 West Peachtree Street, N.W.
(Name, address, including zip code, and    Atlanta, Georgia 30309-3424
 telephone number, including area code,              (404) 881-7823
        of agent for service)


                         ___________________

                   CALCULATION OF REGISTRATION FEE



                                                   Proposed           Proposed
Title of Securities              Amount to          Maximum            Maximum            Amount of
  to be Registered           be Registered (1)   Offering Price       Aggregate          Registration
                                                  Per Share (2)   Offering Price (2)          Fee

Common Stock, $.01 par        368,327 shares          $11.00       $4,051,597.00           $1,397.10
value per share

                    (footnotes on following page)

(1) The 368,327 shares of Common Stock being registered hereby include (i) 62,500 shares of Common Stock authorized for issuance upon exercise of options under the Colorocs Corporation 1994 Employee Stock Option Plan, (ii) 156,250 shares authorized for issuance upon exercise of options under the Colorocs Corporation 1994 Director Stock Option Plan; (iii) 101,500 shares authorized for issuance upon exercise of employee options granted to Alan McKeon, and (iv) 48,077 shares authorized for issuance upon exercise of employee options granted to Guy Mariande. Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also includes an indeterminate number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of the Plans.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) based on the average of the high and low sale prices per share of Common Stock as reported on the National Association of Securities Dealers Automated Quotation System on August 28, 1996.



                               PART I
        INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the
"Securities Act").

                               PART II
           INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

     The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

     (1) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995.

     (2)  All reports filed by the Registrant pursuant to Section
13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Registrant's 1995 Annual Report on Form 10-KSB.

     (3) The description of Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated April 3, 1986, including all amendments or reports filed for the purpose of updating such description.

     (4) All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

     Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel

     The legality of the Common Stock registered hereby has been passed upon by Alston & Bird, counsel to the Registrant.

Item 6.   Indemnification of Directors and Officers

     Section 14-2-850, et. seq., of the Georgia Business Corporation Code (the "Code") authorizes the Registrant to indemnify its directors, officers, employees and agents in certain circumstances.
Section 14-2-856 expressly allows the Registrant to provide, with shareholder approval, indemnification rights that are broader than otherwise provided under the Code. Article Eight of the Registrant's Bylaws provides for broader indemnification rights than expressly provided under the Code. The following is a summary of the material provisions of Article Eight.

     Article Eight requires the Registrant to indemnify persons who are parties to any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that such person was or is a director of the Registrant. Except as noted in the next paragraph, directors are entitled to be indemnified against expenses (including but not limited to attorneys' fees and court costs), and against any judgments, fines and amounts paid in settlement actually and reasonably incurred by them. Directors also are entitled to have the Registrant advance any such expenses prior to final disposition of the proceeding, upon an undertaking to repay the Registrant if it is ultimately determined that they are not entitled to indemnification.

     Under Article Eight, indemnification will be disallowed under the four exceptions to limitation of directors' liability under Section 14-2-202(b)(4) of the Code, namely: (i) any appropriation, in violation of the director's duties, of any business opportunity of the Registrant, (ii) acts or omissions which involved intentional misconduct or a knowing violation of the law, (iii) liability under
Section 14-2-832 of the Code (dealing with unlawful distributions), and (iv) any transaction from which the director derived an improper personal benefit. In addition, directors will not be indemnified as to judgments, fines and amounts paid in settlement related to a breach of duty as a director to the extent that such amounts do not exceed the director's compensation for services as a director during the 12-month period preceding the breach.

     The Board of Directors also has the authority to extend to officers, employees and agents the same indemnification rights held by directors, subject to all of the accompanying conditions and obligations, except that the indemnification so provided need not be limited by a requirement that officers, employees and agents bear the liability up to the amount of their compensation over a 12-month period. The Board of Directors has extended indemnification rights to a limited number of officers and employees.

     The Registrant, upon authorization by the Board of Directors, has the power to enter into an agreement or agreements providing to any person who was or is a director, officer, employee or agent of the Registrant, indemnification rights substantially the same as those provided to directors under Article Eight. To date, the Registrant has not entered into any such agreements of indemnity.

     The Registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or who is or was serving at the request of the Registrant as a director, officer, trustee, general partner, employee or agent of another entity, against any liability asserted against him or incurred by him in any such capacity, whether or not the Registrant would have the power to indemnify him against such liability under Article Eight.

Item 7.   Exemption from Registration Claimed.

     Not Applicable.

Item 8.   Exhibits

     The exhibits included as part of this Registration Statement are as follows:

Exhibit Number                                Description

     4.1 Articles of Incorporation, as amended, of the Registrant (incorporated by reference to Exhibit 3(i) to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1995)



     4.2            Bylaws, as amended, of the Registrant
                    (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1990)

     5.1            Opinion of Counsel

    23.1            Consent of Counsel (included in Exhibit 5.1)

    23.2            Consent of Independent Public Accountants

    24              Power of Attorney (contained in Part II at page
                    II-5)


Item 9.   Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's articles of incorporation, bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                   (signatures on following page)

                             SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on August 27, 1996.


                              COLOROCS INFORMATION
                              TECHNOLOGIES, INC.
                              (Registrant)


                              By:  /s/ Rudolph P. Russo
                                     Rudolph P. Russo
                                     Chairman of the Board
                                     and Chief Executive Officer

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Rudolph P. Russo and Michael J. Casey, and either of them (with full power in each to act alone), as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                        Capacity                    Date

/s/ Rudolph P. Russo         Director and              August 27, 1996
Rudolph P. Russo             Chairman of the
                             Board (Principal
                             Executive Officer)



/s/ Michael J. Casey         Vice President,           August 29, 1996
Michael J. Casey             Finance and
                             Administration and
                             Chief Financial Officer
                             (Principal Financial and
                             Accounting Officer)


                            Director
Melton Harrell


/s/ Alan McKeon             Director, President and    August 29, 1996
Alan McKeon                 Chief Operating Officer


/s/ Richard S. Owings, Jr.  Director                  August 29, 1996
Richard S. Owings, Jr.


                            Director                  _______, 1996
Michael Schwarz


/s/ Samuel H. Srochi        Director                  August 29, 1996
Samuel H. Srochi



                            EXHIBIT INDEX
                                 TO
                 REGISTRATION STATEMENT ON FORM S-8

Exhibit Number                    Description

     4.1 Articles of Incorporation, as amended, of the Registrant (incorporated by reference to Exhibit 3(i) to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1995)

     4.2            Bylaws, as amended, of the Registrant
                    (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1990)


     5.1            Opinion of Counsel

    23.1            Consent of Counsel (included in Exhibit 5.1)

    23.2            Consent of Independent Public Accountants

    24              Power of Attorney (contained in Part II at page
                    II-5)